EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

We hereby consent to the inclusion in this Prospectus constituting part of this Form S-4 of our report dated August 26, 1997, relating to the consolidated financial statements of Tekni-Plex, Inc. appearing in the Company's annual report on Form S-4.

We also consent to the reference to us under the caption "Experts" in such Prospectus.


/s/ BDO Seidman, LLP
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BDO Seidman, LLP

Woodbridge, NJ

April 21, 1998